                                                                    EXHIBIT 12.1


                       MIDAMERICAN ENERGY HOLDINGS COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                            MIDAMERICAN ENERGY HOLDINGS COMPANY
                                                      ------------------------------------------------------------------------------
                                                        TWELVE MONTHS       MARCH 14, 2000      JANUARY 1, 2000      TWELVE MONTHS
                                                            ENDED               THROUGH             THROUGH              ENDED
                                                      DECEMBER 31, 2001    DECEMBER 31, 2000     MARCH 13, 2000    DECEMBER 31, 1999
Income before minority interest                         $   253,820          $   165,927         $    60,162          $   263,594
Add (Deduct):
Provision for income taxes                                  250,064               53,277              31,008               93,475
Interest expense                                            499,263              396,773             101,330              496,578
Less interest capitalized                                   (86,469)             (85,369)            (15,516)             (70,405)
Amortization of deferred financing and bank fees             20,529               18,310               4,075               18,181
                                                      -----------------    ------------------   ----------------   -----------------
                                                            683,387              382,991             120,897              537,829
                                                      -----------------    ------------------   ----------------   -----------------
  EARNINGS AVAILABLE FOR FIXED CHARGES                      937,207              548,918             181,059              801,423
                                                      -----------------    ------------------   ----------------   -----------------
Fixed Charges:
Interest expense                                            499,263              396,773             101,330              496,578
Amortization of deferred financing and bank fees             20,529               18,310               4,075               18,181
                                                      -----------------    ------------------   ----------------   -----------------
  TOTAL FIXED CHARGES                                       519,792              415,083             105,405              514,759
                                                      -----------------    ------------------   ----------------   -----------------
RATIO OF EARNINGS TO FIXED CHARGES                              1.8                  1.3                 1.7                  1.6
                                                      =================    ==================   ================   =================




                                                                          MIDAMERICAN ENERGY HOLDINGS COMPANY
                                                     -------------------------------------------------------------------------------
                                                       TWELVE MONTHS       TWELVE MONTHS        NINE MONTHS          NINE MONTHS
                                                           ENDED               ENDED               ENDED                 ENDED
                                                     DECEMBER 31, 1998   DECEMBER 31, 1997   SEPTEMBER 30, 2002   SEPTEMBER 30, 2001
Income before minority interest                        $   178,788         $     97,816        $   411,966           $   206,641
Add (Deduct):
Provision for income taxes                                  93,265               99,044             80,226               296,088
Interest expense                                           406,084              296,364            462,998               362,163
Less interest capitalized                                  (58,792)             (45,059)           (24,128)              (72,010)
Amortization of deferred financing and bank fees            21,723               33,792             32,589                15,542
                                                      -----------------    ------------------   ----------------   -----------------
                                                           462,280              384,141            551,685               601,783
                                                      -----------------    ------------------   ----------------   -----------------
  EARNINGS AVAILABLE FOR FIXED CHARGES                     641,068              481,957            963,651               808,424
                                                      -----------------    ------------------   ----------------   -----------------
Fixed Charges:
Interest expense                                           406,084              296,364            462,998               362,163
Amortization of deferred financing and bank fees            21,723               33,792             32,589                15,542
                                                      -----------------    ------------------   ----------------   -----------------
  TOTAL FIXED CHARGES                                      427,807              330,156            495,587               377,705
                                                      -----------------    ------------------   ----------------   -----------------
RATIO OF EARNINGS TO FIXED CHARGES                             1.5                  1.5                1.9                   2.1
                                                      =================    ==================   ================   =================
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